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                                                                    EXHIBIT 10.3

                           WORLDQUEST NETWORKS, INC.
                            STOCK OPTION AGREEMENT


     This Stock Option Agreement ("Agreement") is entered into as of December 7, 1998 between WorldQuest Networks, Inc., a Texas corporation (the "Company"), and Michael R. Lanham, an employee of the Company (the "Employee").

                                   Recitals:

     The Company desires to grant to the Employee a Nonqualified Stock Option to purchase shares of its Common Stock, $0.10 par value, pursuant to the terms and conditions of this Agreement.

          The parties agree as follows:

     1. Grant of option. The Company hereby grants to the Employee the right and option (the "Option") to purchase all or any part of an aggregate of 167,867 shares (the "Shares") of its Common Stock, $0.10 par value, which constitutes five percent (5%) of the fully diluted outstanding shares of Common Stock of the Company after giving effect to the granting of this Option, on the terms and conditions and subject to all the limitations set forth herein.

     2. Purchase Price. The purchase price of the Shares covered by the Option shall be $3.33 per share.

     3. Vesting of Option. Subject to the other terms and conditions of this Agreement, the Shares exercisable upon exercise of the Option granted hereby shall vest in accordance with the following schedule: (i) 20% shall vest on the first anniversary of the date of this Agreement if Employee continues to be employed by the Company on such date, (ii) 30% shall vest on the second anniversary of the date hereof if Employee continues to be employed by the Company on such date, and (iii) 50% shall vest on the third anniversary of the date hereof if Employee continues to be employed by the Company on such date.

     Any non-vested Shares under the Option granted hereby shall be deemed to have immediately and automatically vested two business days prior to the occurrence of any of the following events: (i) a change of control of the Company, which shall mean some person or entity other than WorldQuest Networks, LLC or B. Michael Adler or an entity controlled by him owns more than 50% of the voting capital stock or 50% in value of the voting and nonvoting capital stock of the Company; (ii) the Company successfully closes an initial public offering of its Common Stock which results in the Common Stock being registered under
Section 12 of the Securities Exchange Act of 1934, as amended; (iii) a sale of all or substantially all of the assets of the Company; (iv) the merger or consolidation of the Company into another entity that is the surviving entity;
(v) a partial or complete liquidation or dissolution of the Company; or (vi) the Company's shares of Common Stock are changed into or exchanged for shares of stock of another corporation or entity or are converted to cash pursuant to a plan of merger, consolidation or similar arrangement.

     4. Exercise of Option. Subject to the other terms and conditions of this Agreement, the vested Shares granted pursuant to this Option may be exercised at any time during the term of this Agreement in accordance with the terms of paragraph 7.

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     5.   Term of Option.  The Option shall terminate on the seventh (7th)
anniversary of the date hereof, but shall be subject to earlier termination as provided herein.

     In the event the Employee's employment is terminated by the Company for "Cause" (as hereinafter defined), or the Employee voluntarily leaves the employment of the Company, the unvested Shares granted pursuant to this Option shall be immediately forfeited; provided, however, that notwithstanding the vesting schedule set forth above, if Employee's employment is terminated by the Company on or after June 7th in any year, any Shares which would have otherwise vested on December 7th of such year shall not be forfeited and shall be deemed vested notwithstanding such termination. If the Employee's employment is terminated without "Cause" by the Company, this Option shall continue in effect and any non-vested Shares under the Option shall be deemed to vest on the dates set forth in paragraph 3 even though Employee is not employed by the Company on any of such vesting dates. For purposes of this Agreement, the term "Cause" shall mean and be strictly limited to: (1) being indicted for or formally charged with a crime constituting a felony under state or federal law; (2) committing fraud on the Company; (3) gross misconduct by Employee, such as intoxication on the job, use of drugs on the job for non-medical purposes, or other gross misconduct which has a material adverse effect on the business of the Company; or (4) Employee continuing to act beyond his scope of authority granted by the Board of Directors of the Company after written notice from the Board to Employee to cease such actions.

     If the Employee ceases to be an employee of the Company by reason of death or disability, the Option shall terminate one year after the date of death or disability and may be exercised by Employee's estate or heirs during such one-year period if otherwise exercisable during such one-year period under the terms hereof.

     6. Non-Assignability. The Option shall not be transferable by the Employee otherwise than by will or by the laws of descent and distribution and shall be exercisable, during the Employee's lifetime, only by the Employee or his or her guardian or legal representative. The Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this paragraph 6, or the levy of any attachment or similar process upon the Option or such rights, shall be null and void.

     7. Manner of Exercising Option and Issue of Shares. The Option relating to vested Shares may be exercised in whole or in part by giving written notice to the Company, together with the tender of the Option purchase price. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised, shall contain any representation required by paragraph 8 below and shall otherwise comply with the terms and conditions of this Agreement. The Company shall pay all transfer or original issue taxes with respect to the issue of the Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection herewith. Except as specifically set forth herein, Employee acknowledges that any income or other taxes due from him with respect to this Option or the Shares issuable pursuant to this Option shall be the responsibility of Employee and that the Company may, in accordance with the Internal Revenue Code, require Employee to pay additional withholding taxes in respect of the amount that is considered compensation includable in Employee's gross income. Employee shall have rights as a shareholder only with respect to any Shares covered by the Option after due exercise of the Option and tender of the full exercise price for the Shares being purchased pursuant to such exercise.

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     8.   Purchase for Investment.  Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act of 1933, as amended, or any successor legislation (the "Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

     The person(s) who exercise the Option shall represent to the Company, at the time of such exercise, that such person(s) are, acquiring such Shares for his or her own account, for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their option Shares issued pursuant to such exercise:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVER TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER."


     Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

     9. Noncompetition and Nonsolicitation. In order to induce the Company to grant the Option granted hereby to Employee, Employee covenants that for a period of one (1) year from the date of the termination of Employer's employment for any reason whatsoever (or if this period shall be unenforceable, for such lesser period as shall be enforceable), Employee will not, either directly or indirectly, anywhere in the world (or if this area shall be unenforceable for such area as shall be enforceable):

          (a) for Employee's own behalf or on behalf of any other individual, partnership, association, corporation, firm, group, organization or other entity ("person"), hire or solicit or in any manner attempt to influence or induce any employee employed by the Company at the time of termination of Employee's employment with the Company to leave the employment of the Company, nor use or disclose to any person any information concerning the names and addresses of such employees; or

          (b) call on, solicit, or take away, or attempt to call on, solicit, or take away any of the customers, clients, prospective customers or prospective clients of the Company on whom Employee called, with whom he became acquainted, or the

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     names of which he learned while employed by the Company, either for
     Employee's own behalf or for any other person for purposes of such person competing directly against the Company, except with the prior written consent of the Company; or

          (c) perform any act or engage in any activity which interferes, directly or indirectly, with any relationship between the Company and any client, customer, prospective client or prospective customer of the Company.

     The term "prospective client" or "prospective customer", as used in this Agreement, refers to any person whose business has been solicited by the Company or its agents at any time during one (1) year preceding the termination of employment of Employee. The term "business", as used in this Agreement, shall mean the specific business in which the Company is engaged at the time of termination of employment and the term "prospective business", as used in this Agreement, shall mean any specific prospective or potential business of the Company which the Company has not commenced but which has been identified or discussed in strategic or other business plans or meetings, either internally or externally, as a pending business which the Company intends to actively pursue.

     10. Notices. Any notice to be given under this Agreement shall be deemed sufficient if addressed in writing, and delivered by registered or certified mail or delivered personally, in the case of the Company to its principal business office and in the case of the Employee, to his address appearing on the records of the Company, or to such other address as he may have designated in writing to the Company.

     11. Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws, and not the laws of conflict, of the State of Texas.

     12. Benefit of Agreement. This Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administers and successors of the parties hereto.

     13. Adjustment of Shares. Wherever this Agreement specifies a number of shares of Common Stock or a purchase price per share, the specified number of Shares of Common Stock to be received on exercise and the applicable purchase price per share shall be changed to reflect adjustments (which may require that additional securities or other property be delivered on exercise) required by this paragraph 13, as follows:

          (a) If a stock or property dividend is declared to the holders of shares of the same class of securities of the Company as is issuable upon exercise of this Option, there shall be added with respect to each Share issuable upon exercise of this Option the amount of the dividend, stock or property, which would have been issued to Employee had Employee been the holder of record of such issuable share at the dividend record date. Such additional stock or property resulting from such dividend shall be delivered without additional cost upon the exercise of this Option. Any distribution to the holders of Common Stock of the Company of any kind, other than a distribution of cash as a dividend out of profits of the Company for the current year of the dividend, shall be treated as a stock or property dividend for purposes of this subparagraph 13(a). If Employee is entitled to receive cash upon exercise of this Option under this subparagraph 13(a), Employee may, at Employee's option, elect to reduce the applicable purchase price by all or part of the cash to be received by Employee upon exercise under this subparagraph 13(a).

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          (b) If an increase has been effected in the number of outstanding shares of the same class of securities of the Company as is issuable upon exercise of this Option by reason of a subdivision of such shares, the number of Shares which may thereafter be purchased upon exercise of this Option shall be increased with respect to each Share issuable upon exercise of this Option by the number of Shares which could have been received by Employee at the time of such subdivision had he been the holder of record of such issuable Shares at the record and/or effective date of the subdivision. In such event, the purchase price per Share under this Option shall be proportionately reduced.

          (c) If a decrease has been effected in the number of outstanding shares of the same class of securities of the Company as is issuable upon exercise of this Option by reason of a reverse stock split, the number of Shares which may thereafter be purchased upon exercise of this Option shall be changed with respect to each Share issuable upon exercise of this Option to the number of Shares which would have been held by Employee at the time of said reverse stock split had Employee been the holder of such issuable Share at the record and/or effective date of the reverse stock split. In such event, the purchase price per Share shall be proportionately increased.

     EXECUTED effective as of December 7, 1998.

                                    COMPANY:

                                    WORLDQUEST NETWORKS, INC.


                                    By: /s/ B. MICHAEL ADLER
                                       --------------------------------
                                         B. Michael Adler, Chairman of
                                         the Board

                                    EMPLOYEE:


                                    /s/ MICHAEL R. LANHAM
                                    -----------------------------------
                                    Michael R. Lanham



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